Exhibit 23.5

TBPELS REGISTERED ENGINEERING FIRM F-1580

633 17TH STREET SUITE 1700 DENVER, COLORADO 80202 TELEPHONE (303) 339-8110

Consent of Independent Petroleum Engineers

We hereby consent to the incorporation by reference in Amendment No. 1 Registration Statement on Form S-4 dated August 15, 2023 of Chevron Corporation and to the incorporation by reference in Amendment No. 1 Registration Statement on Form S-4 dated August 15, 2023 of Chevron U.S.A. Inc. of all references to our firm and information from our reserves report dated January 23, 2023, included in or made a part of PDC Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and our summary report attached as Exhibit 99.1 to the Annual Report on Form 10-K.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Denver, CO

August 15, 2023